For Release October 25, 2007                                                                                                         Contacts:
5:00 p.m. EDT                                                                                                          Media:  Martha Lawson
                                423-224-6574 / mglawson@eastman.com
                                Investors:  Greg Riddle
                                                212-835-1620 / griddle@eastman.com

Eastman Announces Third-Quarter 2007 Financial Results

KINGSPORT, Tenn., October 25, 2007 – Eastman Chemical Company (NYSE:EMN) today announced earnings of $0.24 per diluted share for third quarter 2007 versus earnings of $1.15 per diluted share for third quarter 2006. Excluding the items described in the following paragraph, third-quarter 2007 earnings were $1.26 per diluted share, while third-quarter 2006 earnings were $1.24 per diluted share. For reconciliations to reported company and segment earnings, see Tables 3, 5, and 6 in the accompanying third-quarter 2007 financial tables.

Included in the results for third quarter 2007 were asset impairments and restructuring charges of $120 million ($80 million after tax), primarily related to the recently announced agreements to sell the company's PET polymers facilities in Mexico and Argentina and accelerated depreciation costs of $9 million resulting from continuing restructuring actions at the company's Longview, Texas, and Columbia, S.C., facilities.  Third quarter 2006 results included asset impairments and restructuring charges of $13 million.

"We continue to deliver strong results throughout the company with the exception of our PET business," said Brian Ferguson, chairman and CEO. "This excellent performance reflects focused efforts of Eastman people around the world during ongoing volatility in our key raw material and energy costs. Regarding the PET business, we continue to make good progress on implementing strategic actions that will substantially improve the results of this business."
___________________________________________________________________________________________________________________________________________
(In millions, except per share amounts)                                                                              3Q2007                                      3Q2006
Sales revenue                                                                                                                     $1,813                                         $1,966
Earnings per diluted share                                                                                                        $0.24                                           $1.15
Earnings per diluted share excluding accelerated
depreciation costs and asset impairments and
restructuring charges*                                                                                               $1.26                  $1.24
Net cash provided by operating activities                                                                              $312                                            $70
___________________________________________________________________________________________________________________________________________
* For reconciliations to reported company and segment earnings see Tables 3, 5 and 6 in the accompanying third-quarter 2007 financial tables.

Sales revenue for third quarter 2007 was $1.8 billion, 8 percent lower than third quarter 2006.  Third quarter 2007 sales revenue included contract ethylene sales resulting from the fourth quarter 2006 divestiture of the polyethylene business.   Third quarter 2006 sales revenue included sales from divested product lines. Excluding these items, sales revenue was similar to third quarter 2006.  For reconciliations to reported company and segment sales revenue, see Tables 4 and 5 in the accompanying third-quarter 2007 financial tables.

Operating earnings in third quarter 2007 were $40 million compared with operating earnings of $158 million in third quarter 2006. Excluding asset impairments and restructuring charges from both third quarter 2007 and third quarter 2006 and accelerated depreciation costs from third quarter 2007, operating earnings were $169 million in third quarter 2007 compared with $171 million in third quarter 2006. The company's third-quarter 2007 raw material and energy costs were similar to third quarter 2006, with increasing propane costs and decreasing costs for paraxylene.

Segment Results 3Q 2007 versus 3Q 2006

Coatings, Adhesives, Specialty Polymers and Inks– Sales revenue was similar to third quarter 2006 as a favorable shift in product mix and higher selling prices were offset by lower sales volume.  The lower sales volume was primarily attributed to the divestiture of the company's Epolene product lines in fourth quarter 2006.  Operating earnings increased year over year as improved product mix and higher selling prices more than offset higher raw material and energy costs.

Fibers– Sales revenue increased by 14 percent due primarily to higher selling prices.  The higher selling prices were mainly the result of efforts to offset higher raw material and energy costs, particularly for wood pulp, and the impact of favorable market conditions attributed to competitor outages. Third quarter 2007 operating earnings of $66 million were the highest in the segment's history, reflecting strong results for acetate tow and acetyl chemical product lines.

Performance Chemicals and Intermediates– Sales revenue increased by 17 percent due mainly to higher sales volume, which was significantly impacted by contract ethylene sales resulting from the divestiture of the polyethylene business. Excluding the contract ethylene sales and divested product lines, PCI's sales revenue increased by 6 percent due to higher selling prices in response to higher raw material and energy costs.  Operating earnings, excluding asset impairments and restructuring charges in both periods and accelerated depreciation costs in third quarter 2007, increased to $51 million in third quarter 2007 compared with $33 million in third quarter 2006.  The higher operating earnings were attributed to favorable market conditions, particularly for acetyl chemicals and olefin-based derivative products in the United States and Asia Pacific.

Performance Polymers– Sales revenue declined by 37 percent due mainly to the divestiture of the polyethylene business.  Sales revenue for continuing PET product lines decreased 17 percent due to lower sales volume. The lower sales volume was mainly attributed to the divestiture of the Spain PET facility and operational disruptions at the Argentina PET facility. The decrease in sales volume was partially offset by higher sales volume in North America due to increased operating rates of the company's South Carolina PET facility based on IntegRex™ technology.  Third quarter 2007 results included asset impairments and restructuring charges of $120 million and accelerated depreciation costs of $7 million. Excluding those items, operating results for continuing PET product lines were a loss of $7 million in third quarter 2007 compared to operating earnings of $5 million in third quarter 2006. The decline, primarily in North America, was attributed to costs associated with actions to improve results at the South Carolina PET facility, continued volatile raw material and energy costs and low PET industry operating rates which resulted in compressed gross margins.  The Company entered into a definitive agreement in September 2007 for the sale of PET polymers production facilities in Mexico and Argentina and the related businesses.  For more information, please see Table 4 and 5 in the accompanying third-quarter 2007 financial tables which include results from PET sales in Latin America.

Specialty Plastics– Sales revenue increased by 5 percent due primarily to higher selling prices and improved product mix.  Selling prices increased to offset higher raw material and energy costs. Sales volume declined slightly as higher volumes in copolyester products were mostly offset by a decline in demand for polyester products used in photographic and optical films.  Operating earnings declined to $13 million in third quarter 2007 from $18 million in third quarter 2006.  The decrease was due primarily to higher research and development costs for commercialization of high-temperature copolyester products, recently introduced as Eastman Tritan™ copolyester.

Cash Flow

Eastman generated $312 million in cash from operating activities during third quarter 2007, reflecting continued strong net earnings, excluding asset impairments and restructuring charges, and a decrease in working capital.  In addition, the company repurchased 3.2 million shares in the third quarter, which completed $300 million in share repurchases authorized by the Board of Directors in February 2007. The company purchased a total of 4.6 million shares at an average price of $65 per share during the first nine months of 2007.

Outlook

Commenting on the outlook for the fourth quarter, Ferguson said, "We anticipate normal seasonality will reduce demand sequentially in most of our businesses and product lines during the quarter. We also expect continued volatility in our raw material and energy costs.  As a result, we expect fourth quarter 2007 earnings per share to be similar to fourth quarter 2006 earnings per share of $1.00 excluding gains and charges related to strategic decisions in both periods."

Eastman will host a conference call with industry analysts on October 26th at 8:00 a.m. EDT. To listen to the live webcast of the conference call, go to www.eastman.com, Investors, Presentations. To listen via telephone, the dial-in number is (719) 457-2692, passcode number 2494549. A telephone replay will be available continuously from 11:00 a.m. EDT, October 26, to 12:00 midnight EDT, November 2, at 888-203-1112, passcode number 2494549.

Eastman manufactures and markets chemicals, fibers and plastics worldwide. It provides key differentiated coatings, adhesives and specialty plastics products; is one of the world’s largest producers of PET polymers for packaging; and is a major supplier of cellulose acetate fibers. As a Responsible Care® company, Eastman is committed to achieving the highest standards of health, safety, environmental and security performance. Founded in 1920 and headquartered in Kingsport, Tenn., Eastman is a FORTUNE 500 company with 2006 sales of $7.5 billion and approximately 11,000 employees. For more information about Eastman and its products, visit www.eastman.com.

###

EASTMAN CHEMICAL COMPANY – EMN	October 25, 2007
5:00 PM EDT

FINANCIAL INFORMATION
October 25, 2007

__________________________________________________________________________________________________________________________
For use in the Eastman Chemical Company Conference Call
at 8:00 AM (EDT), October 26, 2007.
__________________________________________________________________________________________________________________________

EASTMAN CHEMICAL COMPANY – EMN	October 25, 2007
5:00 PM EDT

TABLE 1 – STATEMENTS OF EARNINGS

	Third Quarter		First Nine Months
(Dollars in millions, except per share amounts)	2007	2006	2007	2006

Sales	$1,813	$1,966	$5,503	$5,698
Cost of sales	1,503	1,650	4,580	4,701
Gross profit	310	316	923	997

Selling, general and administrative expenses	107	105	321	316
Research and development expenses	43	40	116	126
Asset impairments and restructuring charges, net	120	13	143	23
Operating earnings	40	158	343	532

Interest expense, net	17	21	50	62
Other (income) charges, net	(9)	1	(15)	(2)
Earnings before income taxes	32	136	308	472
Provision for income taxes	12	41	106	158
Net earnings	$20	$95	$202	$314

Earnings per share
Basic	$0.24	$1.16	$2.41	$3.84
Diluted	$0.24	$1.15	$2.38	$3.79

Shares (in millions) outstanding at end of period	81.0	82.3	81.0	82.3

Shares (in millions) used for earnings per share calculation
Basic	82.6	82.1	83.6	81.8
Diluted	83.6	83.1	84.6	82.8

EASTMAN CHEMICAL COMPANY – EMN	October 25, 2007
5:00 PM EDT

TABLE 2A - OTHER SALES INFORMATION

	Third Quarter		First Nine Months
(Dollars in millions)	2007	2006(1)	2007	2006(1)
Sales by Segment
Coatings, Adhesives, Specialty Polymers, and Inks	$368	$367	$1,089	$1,078
Fibers	258	228	731	696
Performance Chemicals and Intermediates	509	437	1,559	1,260
Performance Polymers	461	727	1,480	2,068
Specialty Plastics	217	207	644	596
Total Sales by Segment	1,813	1,966	5,503	5,698
Other	--	--	--	--
Total Eastman Chemical Company	$1,813	$1,966	$5,503	$5,698

(1)Amounts for sales have been adjusted to retrospectively apply changes for transfer of certain product lines between PCI and Performance Polymers.

TABLE 2B – SALES REVENUE CHANGE

Third Quarter 2007 Compared to Third Quarter 2006
Change in Sales Revenue Due To
	Revenue % Change	Volume Effect	Price Effect	Product Mix Effect	Exchange Rate Effect

Coatings, Adhesives, Specialty Polymers, and Inks (1)	-- %	(6) %	2%	3%	1%
Fibers	14%	3%	9%	2%	-- %
Performance Chemicals and Intermediates (1)(2)	17%	16%	2%	(1) %	-- %
Performance Polymers (1)	(37) %	(35) %	(4) %	1%	1%
Specialty Plastics	5%	(1) %	3%	2%	1%

Total Eastman Chemical Company	(8) %	(10) %	1%	1%	-- %

First Nine Months 2007 Compared to First Nine Months 2006
Change in Sales Revenue Due To
	Revenue % Change	Volume Effect	Price Effect	Product Mix Effect	Exchange Rate Effect

Coatings, Adhesives, Specialty Polymers, and Inks (1)	1%	(6) %	4%	2%	1%
Fibers	5%	(2) %	6%	1%	-- %
Performance Chemicals and Intermediates (1)(2)	24%	27%	(3) %	(1) %	1%
Performance Polymers (1)	(28) %	(29) %	(1) %	-- %	2%
Specialty Plastics	8%	3%	3%	1%	1%

Total Eastman Chemical Company	(3) %	(6) %	1%	1%	1%

(1)  Included in 2006 sales revenue are the sales from divested product lines of the Company's Batesville, Arkansas manufacturing facility and related assets in the Performance Chemicals and Intermediates ("PCI") segment and its polyethylene ("PE") and Epolene polymer businesses and related assets of the Performance Polymers and Coatings, Adhesives, Specialty Polymers, and Inks ("CASPI") segments.

(2) Included in 2007 sales revenue are contract ethylene sales resulting from the divestiture of the PE business. Refer to Table 4 for more information.

EASTMAN CHEMICAL COMPANY – EMN	October 25, 2007
5:00 PM EDT

TABLE 2C – SALES BY REGION

	Third Quarter		First Nine Months
(Dollars in millions)	2007	2006	2007	2006

Sales by Region
United States and Canada (1)(2)	$1,023	$1,111	$3,055	$3,278
Europe, Middle East, and Africa (1)	349	371	1,098	1,080
Asia Pacific	259	243	782	702
Latin America (1)	182	241	568	638
	$1,813	$1,966	$5,503	$5,698

(1)  Included in 2006 sales revenue are the sales from divested product lines of the Company's Batesville, Arkansas manufacturing facility and related assets in the Performance Chemicals and Intermediates ("PCI") segment and its polyethylene ("PE") and Epolene polymer businesses and related assets of the Performance Polymers and Coatings, Adhesives, Specialty Polymers, and Inks ("CASPI") segments.

(2) Included in 2007 sales revenue are contract ethylene sales resulting from the divestiture of the PE business. Refer to Table 4 for more information.

TABLE 2D – PERCENTAGE GROWTH IN SALES VOLUME BY REGION

	Third Quarter	First Nine Months
Regional sales volume growth
United States and Canada	(5) %	(1) %
Europe, Middle East, and Africa	(14) %	(8) %
Asia Pacific	(6) %	(1) %
Latin America	(27) %	(14) %

EASTMAN CHEMICAL COMPANY – EMN	October 25, 2007
5:00 PM EDT

TABLE 3 - OPERATING EARNINGS (LOSS), ACCELERATED DEPRECIATION AND ASSET IMPAIRMENTS AND RESTRUCTURING CHARGES

	Third Quarter		First Nine Months
(Dollars in millions)	2007	2006	2007	2006
Operating Earnings by Segment and Certain Items
Coatings, Adhesives, Specialty Polymers, and Inks
Operating earnings	$59	$53	$190	$176
Asset impairments and restructuring charges	(1)	--	(1)	8
Operating earnings excluding item	58	53	189	184

Fibers
Operating earnings	66	55	176	182

Performance Chemicals and Intermediates
Operating earnings	50	22	161	108
Accelerated depreciation included in costs of goods sold	2	--	16	--
Asset impairments and restructuring charges	(1)	11	(1)	11
Operating earnings excluding items	51	33	176	119

Performance Polymers
Operating earnings (loss)	(134)	20	(198)	51
Accelerated depreciation included in costs of goods sold	7	--	20	--
Asset impairments and restructuring charges	120	--	142	--
Operating earnings (loss) excluding items	(7)	20	(36)	51

Specialty Plastics
Operating earnings	13	18	49	50
Accelerated depreciation included in costs of goods sold	--	--	1	--
Asset impairments and restructuring charges	--	--	1	--
Operating earnings excluding items	13	18	51	50

Total Operating Earnings by Segment and Items
Total operating earnings	54	168	378	567
Total accelerated depreciation included in costs of goods sold	9	--	37	--
Total asset impairments and restructuring charges	118	11	141	19
Total operating earnings excluding items	181	179	556	586

Other
Operating loss	(14)	(10)	(35)	(35)
Asset impairments and restructuring charges	2	2	2	4
Operating loss excluding item	(12)	(8)	(33)	(31)

Total Eastman Chemical Company
Total operating earnings	$40	$158	$343	$532
Total accelerated depreciation included in costs of goods sold	9	--	37	--
Total asset impairments and restructuring charges	120	13	143	23
Total operating earnings excluding items	$169	$171	$523	$555

EASTMAN CHEMICAL COMPANY – EMN	October 25, 2007
5:00 PM EDT

TABLE 4 – EASTMAN CHEMICAL COMPANY DETAIL OF SALES REVENUE

	First Quarter	Second Quarter	Third Quarter
(Dollars in millions)	2007	2007	2007

Sales Revenue	$1,795	$1,895	$1,813

Less: Performance Chemicals and Intermediates – contract ethylene sales (1)	70	74	84
Sales revenue excluding contract ethylene sales	1,725	1,821	1,729
Less: Performance Polymers
PET sales in Latin America from non-U.S. sites (2)	127	110	91
Sales revenue excluding contract ethylene sales and PET sales in Latin America from non-U.S. sites (2)	$1,598	$1,711	$1,638

	First Quarter	Second Quarter	Third Quarter	Fourth Quarter	Twelve Months
(Dollars in millions)	2006	2006	2006	2006	2006

Sales Revenue	$1,803	$1,929	$1,966	$1,752	$7,450

Less: Coatings, Adhesives, Specialty Polymers and Inks – divested product lines(3)	18	17	18	12	65
Performance Chemicals and Intermediates – divested product lines (4)	30	29	38	14	111
Performance Polymers
divested PE product lines (3)	180	168	169	118	635
Sales revenue – continuing product lines	1,575	1,715	1,741	1,608	6,639

Less: Performance Polymers
PET sales in Latin America from non-U.S. sites (2)	109	119	136	121	485
Sales revenue – continuing product lines excluding PET sales in Latin America from non-U.S. sites(2)	$1,466	$1,596	$1,605	$1,487	$6,154

(1) Contract ethylene sales under the transition supply agreement related to the divestiture of the polyethylene businesses.

(2) Sales revenue in Latin America from PET manufactured at non-U.S. sites, including the Mexico and Argentina PET manufacturing facilities held for sale.  During the third quarter 2007, Eastman entered into definitive agreements to sell its PET manufacturing facilities in Mexico and Argentina and the related businesses.  Subject to certain product-specific agreements associated with the sale of the manufacturing facilities in Mexico and Argentina, the Company plans to continue to sell PET manufactured in the U.S. in Latin America.

(3)Divested product lines are the product lines related to the polyethylene and Epolene polymer businesses and related assets of the Performance Polymers and Coatings, Adhesives, Specialty Polymers, and Inks ("CASPI") segments located at the Longview, Texas site and the Company's ethylene pipeline which were sold in fourth quarter 2006.

(4) The Company's Batesville, Arkansas manufacturing facility and related assets and the specialty organic chemicals product lines in the Performance Chemicals and Intermediates ("PCI") segment were sold in fourth quarter 2006.

EASTMAN CHEMICAL COMPANY – EMN	October 25, 2007
5:00 PM EDT

TABLE 5 – PERFORMANCE POLYMERS SEGMENT DETAIL OF SALES REVENUE, OPERATING EARNINGS (LOSS), ACCELERATED DEPRECIATION, ASSET IMPAIRMENTS AND RESTRUCTURING CHARGES AND OTHER OPERATING (INCOME) CHARGES

	First Quarter	Second Quarter	Third Quarter
(Dollars in millions)	2007	2007	2007

Sales revenue –PET product lines (1)	$506	$513	$461

Less: PET sales in Latin America from non-U.S. sites (3)	127	110	91
Sales revenue –PET product lines excluding PET sales in Latin America from non-U.S. sites (3)	$379	$403	$370

Operating loss - PET product lines (1)	$(51)	$(13)	$(134)

Less: operating results from PET sales in Latin America from non-U.S. sites (3) (4)	(1)	(5)	(121)
Operating loss –PET product lines excluding PET sales in Latin America from non-U.S. sites (3)	$(50)	$(8)	$(13)

Accelerated depreciation included in costs of goods sold – PET product lines (1)	$7	$6	$7

Less: PET sales in Latin America from non-U.S. sites (3)	--	--	--
Accelerated depreciation included in costs of goods sold –PET product lines excluding PET sales in Latin America from non-U.S. sites (3)	$7	$6	$7

Asset impairments and restructuring charges, net - PET product lines (1)	$21	$1	$120

Less: PET sales in Latin America from non-U.S. sites (3)	--	--	117
Asset impairments and restructuring charges, net – PET product lines excluding PET sales in Latin America from non-U.S. sites (3)	$21	$1	$3

EASTMAN CHEMICAL COMPANY – EMN	October 25, 2007
5:00 PM EDT

TABLE 5 – PERFORMANCE POLYMERS SEGMENT DETAIL OF SALES REVENUE, OPERATING EARNINGS (LOSS), ACCELERATED DEPRECIATION, ASSET IMPAIRMENTS AND RESTRUCTURING CHARGES AND OTHER OPERATING (INCOME) CHARGES

	First Quarter	Second Quarter	Third Quarter	Fourth Quarter	Twelve Months
(Dollars in millions)	2006	2006	2006	2006	2006

Sales revenue	$645	$696	$727	$574	$2,642
Less: divested PE product lines (2)	180	168	169	118	635
Sales revenue - PET product lines	465	528	558	456	2,007
Less: PET sales in Latin America from non-U.S. sites (3)	109	119	136	121	485
Sales revenue –PET product lines excluding PET sales in Latin America from non-U.S. sites (3)	$356	$409	$422	$335	$1,522

Operating earnings	$17	$14	$20	$3	$54
Less: divested PE product lines (2)(4)	23	15	15	83	136
Operating earnings (loss) - PET product lines	(6)	(1)	5	(80)	(82)
Less: operating results from PET sales in Latin America from non-U.S. sites (3)(4)	(1)	(4)	(4)	(5)	(14)
Operating earnings (loss) –PET product lines excluding PET sales in Latin America from non-U.S. sites (3)	$(5)	$3	$9	$(75)	$(68)

Accelerated depreciation included in costs of goods sold	$--	$--	$--	$7	$7
Accelerated depreciation included in costs of goods sold –PET product lines excluding PET sales in Latin America from non-U.S. sites (3)	$--	$--	$--	$7	$7

Asset impairments and restructuring charges, net	$--	$--	$--	$46	$46
Asset impairments and restructuring charges, net –PET product lines excluding PET sales in Latin America from non-U.S. sites (3)	$--	$--	$--	$46	$46

Other operating (income), charges	$--	$--	$--	$(75)	$(75)
Less: divested PE product lines (2)	--	--	--	(75)	(75)
Other operating (income), charges –PET product lines excluding PET sales in Latin America from non-U.S. sites (3)	$--	$--	$--	$--	$--

(1) During 2007, the Performance Polymers segment consisted only of PET product lines. The polyethylene product lines were divested in 2006.
(2) Divested product lines are the product lines related to the polyethylene businesses and related assets located at the Longview, Texas site which were sold in fourth quarter 2006.

(3) Sales revenue and operating results in Latin America from PET manufactured at non-U.S. sites, including the Mexico and Argentina PET manufacturing facilities held for sale.  During the third quarter 2007, Eastman entered into definitive agreements to sell its PET manufacturing facilities in Mexico and Argentina and the related businesses.  Subject to certain product-specific agreements associated with the sale of the manufacturing facilities in Mexico and Argentina, the Company plans to continue to sell PET manufactured in the U.S. in Latin America.

(4) Includes allocated costs consistent with the Company’s historical practices, some of which may remain and could be reallocated to the remainder of the segment and other segments.

EASTMAN CHEMICAL COMPANY – EMN	October 25, 2007
5:00 PM EDT

TABLE 6 – OPERATING EARNINGS, NET EARNINGS, AND EARNINGS PER SHARE RECONCILIATION

EARNINGS PER DILUTED SHARE EXCLUDING CERTAIN ITEMS
	Third Quarter 2007
(Dollars in millions)	Operating Earnings	Earnings Before Tax	Net Earnings	Net Earnings Per Diluted Share

As reported	$40	$32	$20	$0.24

Certain Items:
Accelerated depreciation included in costs of goods sold	9	9	6	0.07
Asset impairments and restructuring charges	120	120	80	0.95
Excluding certain items	$169	$161	$106	$1.26

	Third Quarter 2006
(Dollars in millions)	Operating Earnings	Earnings Before Tax	Net Earnings	Net Earnings Per Diluted Share

As reported	$158	$136	$95	$1.15

Certain Items:
Asset impairments and restructuring charges	13	13	8	0.09
Excluding certain items	$171	$149	$103	$1.24

EASTMAN CHEMICAL COMPANY – EMN	October 25, 2007
5:00 PM EDT

TABLE 6 – OPERATING EARNINGS, NET EARNINGS, AND EARNINGS PER SHARE RECONCILIATION

EARNINGS PER DILUTED SHARE EXCLUDING CERTAIN ITEMS (CONTINUED)

	First Nine Months 2007
(Dollars in millions)	Operating Earnings	Earnings Before Tax	Net Earnings	Net Earnings Per Diluted Share

As reported	$343	$308	$202	$2.38

Certain Items:
Accelerated depreciation included in costs of goods sold	37	37	24	0.28
Asset impairments and restructuring charges	143	143	96	1.14
Excluding certain items	$523	$488	$322	$3.80

	First Nine Months 2006
(Dollars in millions)	Operating Earnings	Earnings Before Tax	Net Earnings	Net Earnings Per Diluted Share

As reported	$532	$472	$314	$3.79

Certain Items:
Asset impairments and restructuring charges	23	23	17	0.21
Excluding certain items	$555	$495	$331	$4.00

EASTMAN CHEMICAL COMPANY – EMN	October 25, 2007
5:00 PM EDT

TABLE 7 – STATEMENTS OF CASH FLOWS

	First Nine Months
(Dollars in millions)	2007	2006

Cash flows from operating activities
Net earnings	$202	$314

Adjustments to reconcile net earnings to net cash provided by (used in) operating activities:
Depreciation and amortization	247	226
Gain on sale of assets	(3)	(5)
Asset impairments	138	20
Provision (benefits) for deferred income taxes	(23)	49
Changes in operating assets and liabilities:
(Increase) decrease in receivables	22	(189)
(Increase) decrease in inventories	1	(134)
Increase (decrease) in trade payables	(63)	50
(Decrease) in liabilities for employee benefits and incentive pay	(88)	(60)
Other items, net	(22)	(38)

Net cash provided by operating activities	411	233

Cash flows from investing activities
Additions to properties and equipment	(346)	(279)
Proceeds from sale of assets and investments	43	12
Additions to capitalized software	(8)	(12)
Other items, net	12	--

Net cash (used in) investing activities	(299)	(279)

Cash flows from financing activities
Net increase in commercial paper, credit facility and other borrowings	42	33
Dividends paid to stockholders	(112)	(108)
Treasury stock purchases	(300)	--
Proceeds from stock option exercises and other items	100	25

Net cash (used in) financing activities	(270)	(50)

Effect of exchange rate changes on cash and cash equivalents	--	2

Net change in cash and cash equivalents	(158)	(94)

Cash and cash equivalents at beginning of period	939	524

Cash and cash equivalents at end of period	$781	$430

EASTMAN CHEMICAL COMPANY – EMN	October 25, 2007
5:00 PM EDT

TABLE 8 – SELECTED BALANCE SHEET ITEMS

	September 30,	December 31,
(Dollars in millions)	2007	2006

Current Assets	$2,297	$2,422

Net Properties	2,963	3,069

Other Assets	685	682

Total Assets	$5,945	$6,173

Payables and Other Current Liabilities	$1,002	$1,056

Short-term Borrowings	72	3

Long-term Borrowings	1,522	1,589

Other Liabilities	1,358	1,496

Stockholders’ Equity	1,991	2,029

Total Liabilities and Stockholders’ Equity	$5,945	$6,173